Exhibit 99.1

McEwen Copper Secures Environmental Permit

For Construction and Operation of Los Azules

TORONTO, December 3rd, 2024 - McEwen Copper Inc., a subsidiary of McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), is pleased to announce the approval of the Environmental Impact Assessment (EIA) for its Los Azules copper project. The Environmental Impact Statement (EIS), which is the ministerial resolution approving the EIA, is a key permitting milestone on the way to feasibility, construction and future operation.

This EIS, which is issued by the San Juan Provincial Government's Ministry of Mines, highlights the support for copper mining in the pro-mining province of San Juan.

Since submitting the EIA documentation in April 2023, which was compiled by the international engineering and consulting company Knight Piesold and supported by 22 subject matter experts from San Juan, the Ministry of Mining and 14 public and private institutions comprising the Evaluation Committee have thoroughly reviewed over three thousand pages of the EIA and included a process of public consultation and a site visit to the project. This rigorous process ensures the project's environmental viability and establishes a solid foundation for responsible development.

Completing the evaluation process required significant work from our internal team and specialized consultants. McEwen Copper extends its sincere gratitude to everyone whose collaboration has been essential to meeting the highest technical and environmental standards. We look forward to their continued partnership in the following stages of the project.

Robert McEwen, CEO and Founder of McEwen Mining stated: "Our commitment to modern, sustainable, and regenerative mining practices at Los Azules is reflected in our PEA and EIA, and we continue this work through our upcoming definitive feasibility study. We thank the 14 institutions for their work, whose efforts helped secure this key environmental permit."

Michael Meding, Vice President and GM of McEwen Copper and General Manager of the Los Azules Project, added: "This milestone propels Los Azules forward and highlights its transformative potential for the province and Argentina's mining industry. As we advance, sustainability and community engagement will remain at the heart of our project development."

Strengthening Community Partnerships and Sustainability Commitments

Los Azules has built a strong partnership with the Calingasta community, fostering mutual trust and collaboration. McEwen Copper reaffirms its commitment to sustainable regional development by incorporating local perspectives. Los Azules distinguishes itself through its focus on sustainability. The project is designed to operate on renewable electric energy and achieve carbon neutrality by 2038. Its innovative process design ensures one of the lowest water footprints in the mining sector, aligning with international best practices; Los Azules aims for excellence in environmental stewardship.

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Next Steps: Toward Feasibility and Construction

With the EIA approval in place, Los Azules is advancing towards publishing a definitive feasibility study, expected in the first half of 2025, with the potential start of construction as early as 2026, further strengthening McEwen Copper's position on the forefront of sustainable mining and as an important driver of economic and social development in San Juan.

About McEwen Copper

McEwen Copper is a well-funded, private company that owns 100% of the large and of the advanced-stage Los Azules copper project in San Juan, Argentina, and the Elder Creek copper-gold project in Nevada, USA.

Los Azules is one of the largest and most promising copper projects worldwide, aiming to produce low-carbon copper that will position McEwen Copper as a leader in providing critical metals for the global energy transition. The project is being developed in partnership with strategic partners such as Stellantis, a global leader in vehicle manufacturing, and Nuton, a Rio Tinto venture, specialized in advanced technologies for efficient and sustainable copper extraction.

About Los Azules

Located in the province of San Juan, Argentina, the Los Azules Project is one of the largest undeveloped copper deposits globally, supporting the energy transition through sustainable practices. Situated 3,600 meters above sea level in the Andes Mountains, it is 129 kilometers from Villa Calingasta, 250 kilometers from San Juan City, and just three kilometers from the Chilean border.

Los Azules was ranked in the top 10 largest undeveloped copper deposits in the world by Mining Intelligence in 2022. Los Azules is designed to be distinctly different from a conventional copper mine by consuming significantly less water, emitting much lower carbon, progressing towards carbon neutrality by 2038, and being powered by 100% renewable electricity once in operation. The updated Preliminary Economic Assessment (PEA) released in June 2023 projects a long life of mine, a short 3.2 years payback period, low $1.07/lb Cu production cost, high annual copper production, a 21.2% after-tax IRR and a $2.7 billion after-tax NPV8% at $3.75/lb Cu. For more details about the Los Azules PEA, click here.

Updated copper resources of 10.9 billion pounds at grade 0.40% Cu (Indicated category) and an additional 26.7 billion pounds at grade 0.31% Cu (Inferred category) support an initial mine life of 27 to 30 years, emphasizing Los Azules' strategic importance in the production of this critical mineral for electrification and global sustainability.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as of the date of this news release, are McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations, or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic, and competitive uncertainties, risks, and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31st, 2023, Quarterly Report on Form 10-Q for the three months ended March 31st, 2024, June 30th, 2024, and September 30th, 2024, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining Inc. is a gold and silver producer with operations in Nevada (USA), Canada, Mexico, and Argentina. The company owns 46.4% of McEwen Copper, which develops the large, advanced-stage Los Azules copper project. Los Azules aims to become Argentina's first regenerative copper mine.

Focused on enhancing productivity and extending the life of its assets, the Company's goal is to increase its share price and provide investor yield. Rob McEwen, Chairman and Chief Owner, has a personal investment in the companies of US$225 million. His annual salary is US$1.

McEwen Mining's shares are publicly traded on the New York Stock Exchange (NYSE) and the Toronto Stock Exchange (TSX) under the symbol "MUX".

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(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
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